Exhibit 23.1

                    CONSENT OF INDEPENDENT AUDITORS

American Champion Entertainment, Inc.:

We consent to the incorporation by reference in Registration Statement Numbers 333-43161 and 333-60107 (American Champion Entertainment, Inc. 1997 Stock Plan and 1997 Non-Employee Directors Stock Option Plan) of American Champion Entertainment, Inc. on Forms S-8 of our report dated March 19, 1999 appearing in and incorporated by reference in this Annual Report on Form 10-KSB of American Champion Entertainment, Inc. for the year ended December 31, 1998.

/s/ Moss Adams LLP
    Moss Adams LLP

San Francisco, California
March 31, 1999